Exhibit 99.1

El Pollo Loco Appoints Robert D. Wright and Tana Davila to Board of Directors

Douglas Babb named Chairman of the Board

COSTA MESA, CA. Dec. 15, 2025 –El Pollo Loco (NASDAQ: LOCO), the nation’s leading fire-grilled chicken restaurant, announced today the appointment of Robert D. Wright and Tana Davila as independent members of its Board of Directors (“Board”), effective January 1, 2026. Mr. Wright is the CEO of Potbelly Sandwich Works, and Ms. Davila is the Chief Marketing Officer of Dutch Bros Coffee.

“I am thrilled to have Bob and Tana join our Board,” said Liz Williams, CEO, El Pollo Loco. “We believe that their significant restaurant industry experience will serve us well as we grow El Pollo Loco in our existing markets and across the country.”

Mr. Wright joined Potbelly in 2020. Under his leadership, Potbelly successfully expanded their footprint and developed one of the fastest-growing digital platforms in the restaurant industry. His efforts culminated in a successful acquisition of Potbelly by RaceTrac in 2025.  Prior to joining Potbelly, Mr. Wright held senior roles at The Wendy’s Company, Charley’s Philly Steaks, Checker’s Drive-In Restaurants, Inc. and Domino’s Pizza, Inc.

Ms. Davila joined Dutch Bros Coffee in 2023 and has been instrumental in driving brand recognition, customer affinity, and consistent sales growth, all while rapidly expanding the brand’s footprint across the United States.  Prior to joining Dutch Bros Coffee, Ms. Davila held Chief Marketing Officer roles at CKE Restaurant Holdings, Inc. and P.F. Chang’s, as well as marketing leadership roles at Bimbo Bakeries USA.

In connection with the appointments of Mr. Wright and Ms. Davila, William “Bill” Floyd and Samuel Borgese have each announced their retirements from the Board, effective December 31, 2025. Mr. Floyd will also step down from his position as Chairperson of the board concurrently with his retirement. The Board has unanimously elected Douglas Babb, a member of the Board since 2018, to serve as Chairperson of the Board, effective as of the date of Mr. Floyd’s retirement.

“We are grateful for the impact Bill and Sam have had on El Pollo Loco,” said Babb. “Under their leadership and guidance, El Pollo Loco has gotten back to its roots of menu innovation, operational excellence, and new unit growth.”

Prior to joining the Board, Mr. Babb served for seven years as Chief Executive Officer of Cooper Clinic, P.A., a large, multi-specialty, physician-owned clinic. He also served as Executive Vice President, Chief Administrative and Legal Officer, and Secretary of Beverly Enterprises, Inc., a leading provider of healthcare services to the elderly, from 2000 to 2006. Prior to that, Mr. Babb served as Senior Vice President and Chief of Staff and Senior Vice President, Merchandise Business Unit for the Burlington Northern Santa Corporation from 1995 to 2000.

“I’m pleased to welcome Bob and Tana as independent directors to the El Pollo Loco Board,” said Babb. “Both have a proven track record of scaling successful brands nationally and internationally, as well as deep industry experience across the quick-serve and fast-casual sectors.”

With the retirements of Mr. Floyd and Mr. Borgese, independent Board member Deborah Gonzales has been named Chairperson of the Compensation Committee, and independent Board member Joe Taylor has been appointed Chairperson of the Audit Committee, with such changes to become effective upon Mr. Floyd’s and Mr. Borgese’s retirements.

“As we usher in the next chapter of growth for El Pollo Loco, these changes reflect our ongoing commitment to maximize shareholder value,” said Williams. “I would like to thank Bill and Sam for their service, and welcome once again our new members.”

About El Pollo Loco

El Pollo Loco (Nasdaq: LOCO) is the nation's leading fire-grilled chicken restaurant known for its craveable, flavorful, and better-for-you offerings. Named by USA Today 10 Best Reader’s Choice Awards as a “Best Restaurant for Quick, Healthy Food” two years in a row, our menu features innovative meals with Mexican-inspired flavors made daily in our restaurants using quality ingredients. At El Pollo Loco, inclusivity is at the heart of our culture. Our community of over 4,000 employees reflects our commitment to creating a workplace where everyone has a seat at our table. Since opening our first U.S. restaurant in 1980, El Pollo Loco has expanded to more than 500 company-owned and franchised restaurants across Arizona, California, Colorado, Louisiana, Nevada, Texas, and Utah, with additional locations in development. The company has also extended its footprint internationally, with licensed restaurant locations in the Philippines. For more information or to place an order, visit the Loco Rewards app or ElPolloLoco.com. Follow us on Instagram, TikTok, Facebook, or X.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements.  These statements appear in a number of places throughout this press release and may include words such as “will,” “should,” “expect,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of future events. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that the assumptions underlying our forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: economic, social or business conditions that may affect the desire or ability of our customers to purchase our products; our ability to open new restaurants and compete successfully with other quick-service and fast casual restaurants; our ability to attract, develop, assimilate and retain employees; and the other risks set forth in our filings with the Securities and Exchange Commission from time to time, including under Item 1A, Risk Factors in our annual report on Form 10K for the year ended December 2024, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, all of which are or will be available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

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